Exhibit 10.3

EXPRESSJET AIRLINES, INC.

SUPPLEMENTAL RETIREMENT PLAN

As Amended and Restated
Effective May 5, 2004

ARTICLE IV.	PARTICIPATION.............................................................................................................................	9
4.1.	Eligibility of Employees........................................................................................................................	9
4.2.	Notification of Eligible Employees........................................................................................................	9
4.3.	Hypothetical Employer Contributions...................................................................................................	9
4.4.	Vesting................................................................................................................................................	10
ARTICLE V.	ACCOUNT........................................................................................................................................	11
5.1.	Crediting of Hypothetical Contributions to Accounts.............................................................................	11
5.2.	Hypothetical Interest on Account.........................................................................................................	11
ARTICLE VI.	DISTRIBUTIONS..............................................................................................................................	12
6.1.	Amount of Deferred Compensation Subject to Distribution...................................................................	12
6.2.	Form of Distributions...........................................................................................................................	12
6.3.	Timing of Distributions.........................................................................................................................	12
6.4.	Payor of Deferred Compensation.........................................................................................................	12
6.5.	Claims Procedures..............................................................................................................................	13
6.6.	Facility of Payments.............................................................................................................................	16
6.7.	Beneficiary Designations......................................................................................................................	16
6.8.	Withholding of Taxes...........................................................................................................................	17
ARTICLE VII.	RIGHTS OF PARTICIPANTS..........................................................................................................	18
7.1.	Annual Statement to Participants..........................................................................................................	18
7.2.	Limitation of Rights..............................................................................................................................	18
7.3.	Nonalienation of Benefits.....................................................................................................................	18
7.4.	Prerequisites to Benefits.......................................................................................................................	19
ARTICLE VIII.	MISCELLANEOUS..........................................................................................................................	20
8.1.	Amendment or Termination of Plan......................................................................................................	20
8.2.	Powers of the Employer......................................................................................................................	20
8.3.	Waiver................................................................................................................................................	20
8.4.	Separability.........................................................................................................................................	20
8.5.	Gender, Tense and Headings...............................................................................................................	20
8.6.	Governing Law....................................................................................................................................	20
8.7.	Notice.................................................................................................................................................	20

EXHIBIT A	............................................................................................................................................................	A-1

EXPRESSJET AIRLINES, INC.

SUPPLEMENTAL RETIREMENT PLAN

ARTICLE I.
ESTABLISHMENT, RESTATEMENT, PURPOSE AND STATUS OF PLAN

            1.1.      Establishment and Restatement of Plan.  ExpressJet Airlines, Inc. (the “Company”) originally established, effective as of April 17, 2002, an unfunded deferred compensation plan known as the “ExpressJet Airlines, Inc. Supplemental Retirement Plan” (the “Plan”).  This instrument constitutes an amendment and restatement of the Plan, with no interruption of time, effective as of May 5, 2004.

            1.2.      Purpose of Plan.  The purpose of the Plan is to advance the interests of Holdings, its Affiliates and its shareholders by attracting and retaining certain highly qualified individuals who will contribute materially to the continued growth, development and success of its business and by providing additional incentives for such individuals to attain and maintain the highest levels of performance.  Holdings and the Company hope to accomplish these objectives by helping to provide, in part, for the retirement needs of certain of these individuals who are members of a select group of management or highly compensated employees.

            1.3.      Status of Plan.  The Plan is intended as an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and as such, it is intended that the Plan be exempt from the participation, vesting, funding, and fiduciary responsibility requirements of Title I of ERISA and that the Plan qualify for simplified reporting under U.S. Department of Labor regulation section 2530.104-23, which provides for an alternative method of compliance for plans described in such regulation.  The Plan is not intended to satisfy the qualification requirements of section 401 of the Code.

ARTICLE II.
DEFINITIONS

            Each term below shall have the meaning assigned thereto for all purposes of the Plan unless the context reasonably requires a different meaning.

            2.1.      Account.  “Account” means a hypothetical account for each Participant to which hypothetical contributions shall be made and Earnings credited, the amount of which shall constitute such Participant’s benefit under the Plan as of any Termination Date.

            2.2.      Administrator.  “Administrator” means the Person or Persons designated by the Compensation Committee pursuant to Section 3.1.

            2.3.      Affiliate.  “Affiliate” means any entity which is a member of a controlled group of corporations (within the meaning of section 414(b) of the Code) or any trade or business under common control (within the meaning of section 414(c) of the Code) with respect to Holdings.

            2.4.      Beneficiary.  “Beneficiary” means the beneficiary or beneficiaries designated by the Participant to receive any amounts distributable under the Plan upon the death of the Participant.

            2.5.      Change in Control.  “Change in Control” means the occurrence of any of the following events:

            (a)        The acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”), of beneficial ownership (within the meaning of Rule 13d‑3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of common stock of Holdings (the “Outstanding Holdings Common Stock”) or (B) the combined voting power of the then outstanding voting securities of Holdings entitled to vote generally in the election of directors (the “Outstanding Holdings Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control under this subsection (a):  (i) any acquisition directly from Holdings (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by Holdings or an Affiliate, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Holdings or any corporation controlled by Holdings, or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (c) of this definition of “Change in Control” are satisfied; or

            (b)        Individuals who, as of the Effective Date, constitute the board of directors of Holdings (the “Incumbent Board”) cease for any reason to constitute at least a majority of such board of directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by Holdings’

shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the board of directors of Holdings; or

            (c)        Approval by the shareholders of Holdings of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Holdings Common Stock and Outstanding Holdings Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Holdings Common Stock and Outstanding Holdings Voting Securities, as the case may be, (B) no Person (excluding Holdings, any Affiliate, any employee benefit plan (or related trust) of Holdings or such corporation resulting from such reorganization, merger or consolidation, and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 50% or more of the Outstanding Holdings Common Stock or Outstanding Holdings Voting Securities, as the case may be) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

            (d)        Approval by the shareholders of Holdings of (A) a complete liquidation or dissolution of Holdings or (B) the sale or other disposition of all or substantially all of the assets of Holdings, other than to a corporation, with respect to which following such sale or other disposition, (i) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Holdings Common Stock and Outstanding Holdings Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Holdings Common Stock and Outstanding Holdings Voting Securities, as the case may be, (ii) no Person (excluding Holdings, any Affiliate, and any employee benefit plan (or related trust) of Holdings or such corporation, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 50% or more of the Outstanding Holdings Common Stock or Outstanding Holdings Voting Securities, as the case may be) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the board of directors of Holdings providing for such sale or other disposition of assets of Holdings.

Notwithstanding the foregoing, actions taken by or the ownership by Continental Airlines, Inc. of the Outstanding Holdings Common Stock or Outstanding Holdings Voting Securities shall not be deemed a Change in Control prior to the date Continental Airlines, Inc. or its affiliates have disposed of all of their Outstanding Holdings Common Stock or Outstanding Holdings Voting Securities or during any period in which Continental Airlines, Inc. or its affiliates is an “Exempt Person” within the meaning of the Amended and Restated Rights Agreement, dated as of April 1, 2002 between Holdings, Continental Airlines, Inc. and Mellon Investor Services, Inc.

            2.6.      Code.  “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and other authority issued thereunder by the appropriate governmental authority.  References herein to any section of the Code shall include references to any successor section or provision of the Code.

            2.7.      Commencement Year.  “Commencement Year” means the year set forth in Column B of Exhibit A with respect to any Participant.

            2.8.      Company.  “Company” means ExpressJet Airlines, Inc. or any successor thereto.

            2.9.      Compensation.  “Compensation” means the base salary paid in cash during the Plan Year by an Employer to the Employee for services rendered or labor performed for the Employer while such Employee is a Participant, increased by any amounts that the Employee could have received in cash in lieu of deferrals pursuant to a 401(k) arrangement or a cafeteria plan described in section 125 of the Code.

            2.10.    Compensation Committee.  “Compensation Committee” means the Human Resources Committee of the board of directors of Holdings.

            2.11.    Compensation Percentage.  “Compensation Percentage” means, with respect to a particular Plan Year, the percentage of a Participant’s Compensation set forth in Column A of Exhibit A to be credited to such Participant’s Account for such Plan Year.

            2.12.    Disabled or Disability.  “Disabled” or “Disability” means any physical or mental incapacity of a Participant as defined in the Employer’s long term disability plan applicable to such Participant, as in effect from time to time.

            2.13.    Earnings.  “Earnings” means the hypothetical interest credited to the balance in the Participant’s Account under the Retirement Compensation Ledger pursuant to Section 5.2.

            2.14.    Effective Date.  “Effective Date” means May 5, 2004, as to this restatement of the Plan.  The original effective date of the Plan was April 17, 2002.

            2.15.    Employee.  “Employee” means a member of a select group of management or highly compensated common-law employees of Holdings or a Subsidiary.

            2.16.    Employer.  “Employer” means Holdings or a Subsidiary which employs a Participant as a common-law employee.

            2.17.    Employment.  “Employment” means employment as an Employee.  All periods of employment by Holdings or a Subsidiary shall be taken into account whether or not consecutive, and neither the transfer of the Employee from employment by Holdings to employment by a Subsidiary or Affiliate nor the transfer of the Employee from employment by a Subsidiary or Affiliate to employment by Holdings or another Subsidiary or Affiliate shall be deemed to be a termination of Employment by the Employee.  Moreover, the Employment of an Employee shall not be deemed to have been terminated because of his absence from active employment on account of temporary illness or authorized vacation, or during temporary leaves of absence from active employment granted by Holdings or a Subsidiary or Affiliate for reasons of professional advancement, education, health, or government service, or during military leave for any period if the Employee returns to active employment within 90 days after the termination of his military leave, or during any period required to be treated as a leave of absence by virtue of (i) any enforceable employment or other agreement or (ii) any applicable law, such as the federal Family and Medical Leave Act of 1993.

            2.18.    ERISA.  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and other authority issued thereunder by the appropriate governmental authority.  References herein to any section of ERISA shall include references to any successor section or provision of ERISA.

            2.19.    Holdings.  “Holdings” means ExpressJet Holdings, Inc. or any successor thereto.

            2.20.    Losses.  “Losses” mean any and all losses, claims, damages, judgments, settlements, liabilities, expenses and costs (and all actions in respect thereof and any legal or other costs and expenses in giving testimony or furnishing documents in response to a subpoena or otherwise), including the cost of investigating, preparing or defending any pending threatened or anticipated possible action, claim, suit or other proceeding, whether or not in connection with litigation in which any Plan Administration Employee is a party.

            2.21.    Participant.  “Participant” means for a given Plan Year an Employee who meets the requirements set forth in Section 4.1.  Notwithstanding the preceding sentence, an Employee shall be considered a Participant hereunder if (i) he is listed on Exhibit A; or (ii) he has any balance credited to his Account under the Retirement Compensation Ledger, regardless of whether or not he is eligible to be credited with any hypothetical Employer contribution hereunder, for all or any portion of any Plan Year.

            2.22.    Person.  “Person” means any natural person, firm, partnership, association, corporation, company, trust, business trust or other legal entity.

            2.23.    Plan.  “Plan” means the ExpressJet Airlines, Inc. Supplemental Retirement Plan as set forth herein, and as the same may hereafter be amended from time to time.

            2.24.    Plan Administration Employee.  “Plan Administration Employee” means each past, present and future Administrator and each other employee who acts in the capacity of an agent, delegate or representative of the Administrator or the Employer under the Plan.

            2.25.    Plan Year.  “Plan Year” means the calendar year.

            2.26.    Retirement.  “Retirement” means the termination of Employment on or after the earlier of the date an Employee (i) attains age 65, or (ii) completes 10 years of service and is age 55 or completes 20 years of service and is age 50.

            2.27.    Retirement Compensation Ledger.  “Retirement Compensation Ledger” means the appropriate accounting records maintained by the Administrator for the Participants which set forth the name of each Participant and the Accounts reflecting for each Participant the amount of hypothetical contributions by the Employer and Earnings credited to the Participant’s Account pursuant to Sections 5.1 and 5.2 of the Plan.  The Retirement Compensation Ledger shall be utilized solely as a device for the measurement and determination of the contingent amounts to be paid to Participants under the Plan.  The Retirement Compensation Ledger shall not constitute or be treated as an escrow, trust fund, or any other type of funded account of whatever kind for Code or ERISA purposes and, moreover, contingent amounts credited thereto shall not be considered “plan assets” for ERISA purposes.  In addition, no economic benefit or constructive receipt of income shall be provided to any Participant for purposes of the Code unless and until cash payments under the Plan are actually made to the Participant.  The Retirement Compensation Ledger merely provides a record of the bookkeeping entries relating to the contingent benefits that the Employer intends to provide to Participants and shall thus reflect a mere unsecured promise to pay such amounts in the future.

            2.28.    Subsidiary.  “Subsidiary” means any majority owned subsidiary of Holdings or any majority-owned subsidiary thereof, or any other corporation, partnership or business venture in which Holdings owns, directly or indirectly, a significant financial interest provided that (i) the Compensation Committee designates such corporation, partnership or business venture to be a Subsidiary for the purposes of the Plan for any Plan Year and (ii) the board of directors (or equivalent governing authority) of such corporation, partnership or business venture consents to being designated as a Subsidiary.  Notwithstanding the foregoing, the Company shall be a Subsidiary for all purposes of the  Plan.

            2.29.    Termination Date.  “Termination Date” means the date of termination of the Participant’s Employment due to his death, Disability, Retirement or any other reason.

ARTICLE III.
ADMINISTRATION

            3.1.      Administrator.  The Administrator shall be the Person or Persons as may be chosen by the Compensation Committee from time to time.  In the event of a vacancy in the office of Administrator, the Compensation Committee shall be the Administrator.  The Administrator shall serve at the pleasure of the Compensation Committee and the Compensation Committee may remove or replace the Administrator pursuant to procedures established by the Compensation Committee.

            The Administrator may also be a Participant.  Any Administrator who is also a Participant shall not act on any matter relating solely to himself.  Any action required under such circumstances shall be taken by the Compensation Committee.

            The Administrator shall not receive any special compensation for serving as Administrator, but shall be reimbursed by the Company for any reasonable expenses incurred in connection therewith.  No bond or other security need be required of the Administrator.

            3.2.      Administration of Plan.  The Administrator shall operate, administer, interpret, construe and construct the Plan, including, without limitation, correcting any error or defect, supplying any omission or reconciling any inconsistency.  The Administrator reserves all powers necessary or appropriate to implement and administer the terms and provisions of the Plan, including the power to make findings of fact.  The determination of the Administrator as to the proper interpretation, construction, or application of any term or provision of the Plan shall be final, binding, and conclusive with respect to all interested persons and entities.

            3.3.      Delegation.  The Administrator may, in his discretion, delegate one or more of his ministerial duties to his designated agents or to employees of the Employer, but may not delegate his discretionary authority to make the determinations specified in Section 3.2.

            3.4.      Reliance Upon Information.  The Administrator shall not be liable for any decision, action, omission, or mistake in judgment, provided that he acted in good faith in connection with the administration of the Plan.  Without limiting the generality of the foregoing, any decision or action taken by the Administrator in reasonable reliance upon any information supplied to him by the board of directors of an Employer, the Compensation Committee, any employee of an Employer, an Employer’s legal counsel, or an Employer’s independent accountants shall be deemed to have been taken in good faith.

            The Administrator may consult with legal counsel, who may be counsel for the Employer or other counsel, with respect to his obligations or duties hereunder, or with respect to any action, proceeding or question at law, and shall not be liable with respect to any action taken, or omitted, in good faith pursuant to the advice of such counsel.

            3.5.      Responsibility and Indemnity.  To the full extent permitted by law, the Company shall indemnify and hold harmless each Plan Administration Employee against, and each Plan Administration Employee shall be entitled without further act on his part to indemnity from the Company for, any and all Losses, as and when incurred, directly or indirectly, relating to, based upon, arising out of, or resulting from his being or having been a Plan Administration Employee; provided, however, that such indemnity shall not include any Losses incurred by such Plan

Administration Employee with respect to any matters as to which he is finally adjudged in any such action, suit or proceeding to have been guilty of criminal misconduct in the performance of his duties as a Plan Administration Employee.  Any such Plan Administration Employee shall give the Company prompt written notice of his actual receipt of service of process in any such action, suit or other proceeding.  Notwithstanding the foregoing, the right to indemnification hereunder shall not be affected by any failure of a Plan Administration Employee to give such notice (or by delay by a Plan Administration Employee in giving such notice) unless, and then only to the extent that, the rights and remedies of the Company shall have been prejudiced as a result of the failure to give, or delay in giving, such notice.  In addition, any such Plan Administration Employee shall, upon request of the Company, offer the Company in writing, the opportunity to handle and defend same at its sole expense.  The decision by the Company to handle such proceeding shall conclusively determine that the Plan Administration Employee is entitled to the indemnity provided herein.  The foregoing right of indemnification shall be in addition to any liability that the Company may otherwise have to the Plan Administration Employee.

            The Company’s obligation hereunder to indemnify the Plan Administration Employee shall exist without regard to the cause or causes of the matters for which indemnity is owed and expressly includes (but is not limited to) the Losses, directly or indirectly, relating to, based upon, arising out of, or resulting from any one or more of the following:

                        (i)         the sole negligence or fault of any Plan Administration Employee or combination of Plan Administration Employees;

                        (ii)        the sole negligence or fault of an Employer;

                        (iii)       the sole negligence or fault of third parties;

                        (iv)       the concurrent negligence or fault or any combination of the Plan Administration Employee and/or an Employer and/or any third party; and

                        (v)        any other conceivable or possible combination of fault or negligence, it being the specific intent of the Company to provide the maximum possible indemnification protection hereunder, but excluding any such Losses that are finally adjudged by a court of competent jurisdiction to have resulted from the criminal misconduct of the Plan Administration Employee.

            The Plan Administration Employee shall have the right to retain counsel of its own choice to represent him, however, such counsel shall be acceptable to the Company which acceptance shall not be unreasonably withheld.  The Company shall pay the fees and expenses of such counsel and such counsel shall to the full extent consistent with its professional responsibilities cooperate with the Company and any counsel designated by it.  The Company shall be liable for any settlement of any claim against the Plan Administration Employee made with the written consent of the Company which consent shall not be unreasonably withheld.

            The foregoing right of indemnification shall inure to the benefit of the successors and assigns, and the heirs, executors, administrators and personal representatives of each Plan Administration Employee, and shall be in addition to all other rights to which the Plan Administration Employee may be entitled as a matter of law, contract, or otherwise.

ARTICLE IV.
PARTICIPATION

            4.1.      Eligibility of Employees.  The only individuals who shall be eligible to participate in the Plan for the Plan Year are Employees who are listed on Exhibit A attached hereto, or who are determined to be eligible by the Compensation Committee.  Only a select group of management or highly compensated Employees shall be eligible to participate.  Participation in the Plan for additional employees shall commence on the day on which an Employee is approved as a Participant by the Compensation Committee, unless the Compensation Committee’s written notification pursuant to Section 4.2 specifies a different date.  If a Participant is eligible to receive hypothetical Employer contributions pursuant to Section 4.3, such Participant’s name, Compensation Percentage and Commencement Year shall be listed on Exhibit A.  Only those Participants who are eligible to accrue a benefit for a given Plan Year shall be eligible to have their Plan Account credited with hypothetical Employer contributions for such Plan Year.  The Compensation Committee may from time to time in its sole discretion determine that a Participant shall no longer be eligible to accrue a benefit under Section 4.3 of the Plan.  From and after a date that (i) takes place following such determination by the Compensation Committee and (ii) is communicated to the Participant pursuant to Section 4.2, (a) the Participant shall not be entitled to have his Account credited with any hypothetical Employer contribution that is made in respect of Compensation paid on and after the date of ineligibility and (b) the Participant shall continue as a Participant in all other respects if he otherwise satisfies the requirements of the Plan and accordingly shall be entitled to have his Account credited with (i) a hypothetical Employer contribution in respect of Compensation paid prior to the date of ineligibility and (ii) Earnings on his Account until his Termination Date.

            4.2.      Notification of Eligible Employees.  Employees listed on Exhibit A as of the Effective Date (other than any such Employees who have previously been notified of their Plan participation) as well as any Employees subsequently approved as Participants shall be notified in writing of their eligibility to actively participate in the Plan as soon as practicable after the later of the Effective Date or the date such Employee is approved for participation.  Similarly, as soon as practicable before the effective date on which any Participant is to become ineligible to participate in hypothetical Employer contributions, the Administrator shall notify the affected Participant of such ineligibility.  An Employee shall be a Participant hereunder as long as he has any balance credited to his Plan Account under the Retirement Compensation Ledger.

            4.3.      Hypothetical Employer Contributions.  With respect to each Participant listed on Exhibit A, the Employer shall make a hypothetical contribution to such Participant’s Account equal to the Participant’s Compensation Percentage with respect to each Plan Year of Employment of the Participant coinciding with or following such Participant’s Commencement Year, provided that such Participant was in continuous Employment from the date that such Employee became a Participant through the last day of such Plan Year.  With respect to the Plan Year within which the Employee first becomes a Participant, any such hypothetical Employer contribution shall be limited to Compensation earned after the date on which the Employee becomes a Participant.  Notwithstanding any provision in this Article IV to the contrary, the Compensation Committee may at any time and from time to time change a Participant’s Compensation Percentage with respect to a Plan Year on a prospective basis.  Any such change shall be communicated in writing to the affected Participant prior to the start of the applicable Plan Year, and Exhibit A shall be revised by the Compensation Committee in a manner that reflects such change and the effective date thereof.

            4.4.      Vesting.  Amounts which are credited to any Participant’s Account maintained in the Retirement Compensation Ledger shall be forfeited if such Participant terminates Employment for any reason other than death, Disability, or Retirement prior to the fifth (5th) anniversary of such Participant’s first day of Employment with the Employer, an Affiliate or Continental Airlines, Inc.; provided, however, that a Participant’s Account shall be fully vested and nonforfeitable upon (a) the termination of such Participant’s Employment by reason of death, Disability or Retirement or (b) the occurrence of a Change in Control provided that the Participant is an Employee on the date of such occurrence.

ARTICLE V.
ACCOUNT

            5.1.      Crediting of Hypothetical Contributions to Accounts.  To the extent that a hypothetical Employer contribution is made under the Plan on behalf of a given Participant with respect to a Plan Year, a bookkeeping entry to reflect the hypothetical contribution shall be credited by the Administrator to the Participant’s Account under the Retirement Compensation Ledger as of the last day of the Plan Year.  No such hypothetical contribution shall be credited to the Participant’s Account under the Retirement Compensation Ledger if the Participant is not in Employment on the last day of the Plan Year, or if the last day of the Plan Year is prior to the Participant’s Commencement Year.  Notwithstanding the immediately preceding sentence, if a Participant, who would otherwise be entitled to receive a hypothetical contribution is not in Employment on the last day of the Plan Year and a Change in Control occurred at any time during such Plan Year, or if such Participant terminated Employment during such Plan Year due to death, Disability or Retirement, such Participant shall receive a hypothetical contribution to his Account based upon such Participant’s Compensation during the Plan Year prior to termination of Employment.

            5.2.      Hypothetical Interest on Account.  On the last day of each Plan Year an additional amount shall be credited to the Account of each Participant as hypothetical interest on such Participant’s Account.  Such hypothetical interest shall be eight (8%) percent of the amount in such Participant’s Account on the first day of such Play Year; provided, however, that such rate of interest may be changed by the Compensation Committee or the Chief Executive Officer of Holdings at any time prior to the date on which hypothetical interest is credited to such Participant’s Account.

            No such hypothetical interest shall be credited to the Participant’s Account if the Participant is not in Employment on the last day of the Plan Year unless such termination of Employment occurred due to death, Disability or Retirement or during any Plan Year in which there was a Change in Control.  If the Participant’s Employment terminated due to death, Disability or Retirement or during any Plan Year in which there was a Change in Control, hypothetical interest shall be credited to the Participant’s Account prorated for each day during such Plan Year prior to his Termination Date.  A Participant shall continue to be eligible to receive hypothetical interest credits even if such Participant is no longer eligible to receive hypothetical Employer contribution credits to his Account.

ARTICLE VI.
DISTRIBUTIONS

            6.1.      Amount of Deferred Compensation Subject to Distribution.   The aggregate vested amount credited to a Participant’s Account maintained under the Retirement Compensation Ledger shall be distributed as provided in this Article VI.

            6.2.      Form of Distributions.  The amounts credited to a Participant’s Account shall be paid to such Participant (or to his Beneficiary in the event of Participant’s death) in a lump-sum distribution of the entire vested balance credited to the Participant’s Account up to the date benefits are paid, less any withholding pursuant to Section 6.8.

            6.3.      Timing of Distributions.  Distributions payable under the Plan shall be made as soon as reasonably practicable after the Participant’s Termination Date.  Any amounts credited to a Participant’s Account after the Participant’s Termination Date shall be distributed as soon as reasonably practicable following the Plan Year with respect to which such amounts were credited.  In the event of a Change in Control, lump sum distributions shall be made as soon as reasonably practicable following such Change in Control; provided, however, that such distribution shall not be made if at any time prior to such Change in Control the Participant to whom the Account would otherwise be distributed elects to waive his right to receive a distribution upon a Change in Control.  Such waiver shall be in writing and shall not be effective unless received by the Administrator prior to the Change in Control.    Any waiver of a right to receive a distribution upon a Change in Control shall be effective only with respect to the first such Change in Control occurring after receipt of such waiver and the Participant shall not be deemed to have waived his right to a distribution upon any future Change in Control, unless the Participant’s waiver expressly so states.

            6.4.      Payor of Deferred Compensation.  Benefits payable under the Plan with respect to a Participant’s Account shall be the obligation of, and payable by, the Employer that employed that Participant with respect to the periods for which hypothetical contributions are made hereunder; provided, however, should Holdings or the Company pay any portion of another Subsidiary’s obligation hereunder, then Holdings or the Company, as applicable, may seek reimbursement from any Subsidiary which employed the Participant.  Adoption and maintenance of the Plan by the Company and any other Employer shall not, for that reason, create a joint venture or partnership relationship between or among such entities for purposes of payment of benefits under the Plan or for any other purpose.

            Neither Holdings nor any Subsidiary shall set aside any assets or otherwise create any type of fund in which any Participant, or any person claiming under such Participant, has an interest other than that of an unsecured general creditor of Holdings or the Subsidiary, or which would provide any Participant, or any person claiming under such Participant, with a legally enforceable right to priority over any general creditor of Holdings or the Subsidiary in the event of insolvency of Holdings or the Subsidiary.

            Holdings shall be deemed to have consented to the provisions of the Plan, including, without limitation, the provisions of this Section 6.4, if the Compensation Committee designates an Employee of Holdings as a Participant in the Plan.

            6.5.      Claims Procedures.

            (a)        Definitions.  For purposes of this Section, the following terms, when capitalized, will be defined as follows:

           (1)        Adverse Benefit Determination:  Any denial, reduction or termination of or failure to provide or make payment (in whole or in part) of a Plan benefit, including any denial, reduction, termination or failure to provide or make payment that is based on a determination of a Claimant’s eligibility to participate in the Plan.

           (2)        Claimant:  A Participant or Beneficiary or an authorized representative of such Participant or Beneficiary who has filed or desires to file a claim for a Plan benefit.

            (b)        Filing of Benefit Claim.  A Participant or Beneficiary is not required to file a claim to receive benefits under the Plan.  The Administrator shall pay benefits due under the Plan in accordance with the terms of the Plan.  To the extent that such payments are not made when due or are not made in a sufficient amount, a claim should be submitted to the Administrator by the Claimant.  If the Claimant needs additional information regarding his Plan benefits, he may obtain such information by submitting a written request to the Administrator describing the additional information needed.

            (c)        Processing of Benefit Claim.  Upon receipt of a fully completed benefit claim from a Claimant, the Administrator shall determine if the Claimant’s right to the requested benefit, payable at the time or times and in the form requested, is clear and, if so, shall process such benefit claim without resort to the Compensation Committee.  If the Administrator determines that the Claimant’s right to the requested benefit, payable at the time or times and in the form requested, is not clear, it shall refer the benefit claim to the Compensation Committee for review and determination, which referral shall include:

           (1)        All materials submitted to the Administrator by the Claimant in connection with the claim;

           (2)        A written description of why the Administrator was of the view that the Claimant’s right to the benefit, payable at the time or times and in the form requested, was not clear;

           (3)        A description of all Plan provisions pertaining to the benefit claim;

           (4)        Where appropriate, a summary as to whether such Plan provisions have in the past been consistently applied with respect to other similarly situated Claimants; and

           (5)        Such other information as may be helpful or relevant to the Compensation Committee in its consideration of the claim.

If the Claimant’s claim is referred to the Compensation Committee, the Claimant may examine any relevant document relating to his claim and may submit written comments or other information to the Compensation Committee to supplement his benefit claim.  Within 90 days of receipt of a fully completed benefit claim from a Claimant that has been referred to the Compensation Committee by the Administrator (or such longer period as may be necessary due to unusual circumstances or to enable the Claimant to submit comments, but in any event not later than will permit the Compensation Committee sufficient time to fully and fairly consider the claim and make a determination within the time frame provided in Paragraph (d) below), the Compensation Committee shall consider the referral regarding the claim of the Claimant and make a decision as to whether it is to be approved, modified or denied.  If the claim is approved, the Compensation Committee shall direct the Administrator to process the approved claim as soon as administratively practicable.

            (d)        Notification of Adverse Benefit Determination.  In any case of an Adverse Benefit Determination of a claim for a Plan benefit, the Compensation Committee shall furnish written notice to the affected Claimant within a reasonable period of time but not later than 90 days after receipt of such claim for Plan benefits (or within 180 days if special circumstances necessitate an extension of the 90-day period and the Claimant is informed of such extension in writing within the 90-day period and is provided with an extension notice consisting of an explanation of the special circumstances requiring the extension of time and the date by which the benefit determination will be rendered).  Any notice that denies a benefit claim of a Claimant in whole or in part shall, in a manner calculated to be understood by the Claimant:

           (1)        State the specific reason or reasons for the Adverse Benefit Determination;

           (2)        Provide specific reference to pertinent Plan provisions on which the Adverse Benefit Determination is based;

           (3)        Describe any additional material or information necessary for the Claimant to perfect the claim and explain why such material or information is necessary; and

           (4)        Describe the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under section 502(a) of ERISA following an Adverse Benefit Determination on review.

            (e)        Review of Adverse Benefit Determination.  A Claimant has the right to have an Adverse Benefit Determination reviewed in accordance with the following claims review procedure:

           (1)        The Claimant must submit a written request for such review to the Compensation Committee not later than 60 days following receipt by the Claimant of the Adverse Benefit Determination notification;

           (2)        The Claimant shall have the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits to the Compensation Committee;

           (3)        The Claimant shall have the right to have all comments, documents, records, and other information relating to the claim for benefits that have been submitted by the Claimant considered on review without regard to whether such comments, documents, records or information were considered in the initial benefit determination; and

           (4)        The Claimant shall have reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits free of charge upon request, including (i) documents, records or other information relied upon for the benefit determination, (ii) documents, records or other information submitted, considered or generated without regard to whether such documents, records or other information were relied upon in making the benefit determination, and (iii) documents, records or other information that demonstrate compliance with the standard claims procedure.

The decision on review by the Compensation Committee will be binding and conclusive upon all persons, and the Claimant shall neither be required nor be permitted to pursue further appeals to the Compensation Committee.

            (f)        Notification of Benefit Determination on Review.  Notice of the Compensation Committee’s final benefit determination regarding an Adverse Benefit Determination will be furnished in writing or electronically to the Claimant after a full and fair review.  Notice of an Adverse Benefit Determination upon review will:

           (1)        State the specific reason or reasons for the Adverse Benefit Determination;

           (2)        Provide specific reference to pertinent Plan provisions on which the Adverse Benefit Determination is based;

           (3)        State that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits including (i) documents, records or other information relied upon for the benefit determination, (ii) documents, records or other information submitted, considered or generated without regard to whether such documents, records or other information were relied upon in making the benefit determination, and (iii) documents, records or other information that demonstrate compliance with the standard claims procedure; and

           (4)        Describe the Claimant’s right to bring an action under section 502(a) of ERISA.

The Compensation Committee shall notify a Claimant of its determination on review with respect to the Adverse Benefit Determination of the Claimant within a reasonable period of time but not later than 60 days after the receipt of the Claimant’s request for review unless the Compensation Committee determines that special circumstances require an extension of time for processing the review of the Adverse Benefit Determination.  If the Compensation Committee determines that such extension of time is required, written notice of the extension (which shall indicate the special circumstances requiring the extension and the date by which the Compensation Committee expects to render the determination on review) shall be furnished to the Claimant prior to the termination of the initial 60-day review period.  In no event shall such extension exceed a period of 60 days from the end of the initial 60-day review period.  In the event such extension is due to the Claimant’s failure to submit necessary information, the period for making the determination on a review will be tolled from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

            (g)        Exhaustion of Administrative Remedies.  Completion of the claims procedures described in this Section will be a condition precedent to the commencement of any legal or equitable action in connection with a claim for benefits under the Plan by a Claimant or by any other person or entity claiming rights individually or through a Claimant; provided, however, that the Compensation Committee may, in its sole discretion, waive compliance with such claims procedures as a condition precedent to any such action.

            (h)        Payment of Benefits.  If the Administrator or Compensation Committee determines that a Claimant is entitled to a benefit hereunder, payment of such benefit will be made to such Claimant (or commence, as applicable) as soon as administratively practicable after the date the Administrator or Compensation Committee determines that such Claimant is entitled to such benefit or on such other date as may be established pursuant to the Plan provisions.

            (i)         Authorized Representatives.  An authorized representative may act on behalf of a Claimant in pursuing a benefit claim or an appeal of an Adverse Benefit Determination.  An individual or entity will only be determined to be a Claimant’s authorized representative for such purposes if the Claimant has provided the Compensation Committee with a written statement identifying such individual or entity as his authorized representative and describing the scope of the authority of such authorized representative.  In the event a Claimant identifies an individual or entity as his authorized representative in writing to the Compensation Committee but fails to describe the scope of the authority of such authorized representative, the Compensation Committee shall assume that such authorized representative has full powers to act with respect to all matters pertaining to the Claimant’s benefit claim under the Plan or appeal of an Adverse Benefit Determination with respect to such benefit claim.

            6.6.      Facility of Payments.  Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent until the date on which the Administrator receives written notice, in a form and manner acceptable to the Administrator, that such person is incompetent, and that a guardian, conservator, or other person legally vested with the care of such person’s person or estate has been appointed; provided, however, that if the Administrator shall find that any person to whom a benefit is payable under the Plan is unable to care for such person’s affairs because of incompetency, any payment due (unless a prior claim therefore shall have been made by a duly appointed legal representative) may be paid to such person as the Administrator determines, in its sole discretion, to be the most competent to handle such person’s affairs.  Any such payment so made shall be a complete discharge of liability therefor under the Plan.

            6.7.      Beneficiary Designations.  Each Employee upon becoming a Participant may file with the Administrator a designation of one or more Beneficiaries to whom benefits otherwise payable to the Participant shall be made in the event of his death prior to the complete distribution of his Account.  Such designation shall be effective when received in writing by the Administrator.  A Participant may, from time to time, revoke or change his Beneficiary designation by filing a new designation with the Administrator.  The last valid designation received by the Administrator shall be controlling; provided, however, that no Beneficiary designation, or change or revocation thereof, shall be effective unless received by the Administrator prior to the Participant’s death and in no event shall it be effective as of a date prior to its receipt.  Notwithstanding any contrary provision of this paragraph, no Beneficiary designation made by a Participant who is married at the time of his death, other than one which designates the spouse of such Participant as the sole Beneficiary, shall be valid without the written consent of the spouse of such Participant.  Any designation by a Participant of his spouse as a Beneficiary shall be automatically void and of no effect immediately upon the entry of a final order or decree of divorce of such Participant from such spouse unless either (i) such Participant redesignates such spouse as his or her Beneficiary after such divorce; or (ii) the Administrator is ordered by a court of competent jurisdiction to pay all or part of the Account to such spouse upon Participant’s death or other Termination Date and the Administrator, in its sole discretion, determines that such order is valid, binding and enforceable against the Employer or the Administrator.  Any payment made to a deceased Participant’s spouse or former spouse pursuant to this Section shall be a complete discharge of liability therefor under the Plan.  All amounts payable to the deceased Participant’s Beneficiary shall be paid as soon as administratively practicable following the Participant’s death in the form of a lump sum cash distribution.

            If no valid Beneficiary designation is in effect at the time of a Participant’s death, or if no designated Beneficiary survives the Participant, or if such designation conflicts with applicable law or the terms of the Plan, the payment of the Participant’s death benefits under the Plan shall be made to the Participant’s estate.  If the Administrator is in doubt as to the right of any person to receive such amount, the Administrator may direct that the amount be paid into any court of competent jurisdiction, and such payment shall be a full and complete discharge of any liability or obligation of the Plan, Employer, Administrator, Compensation Committee, and other interested parties.

            6.8.      Withholding of Taxes.  The Employer shall withhold from the amount of benefits payable under the Plan or from the Participant’s Compensation, all federal, state and local taxes required to be withheld under any applicable law or governmental regulation or ruling.  Without limiting the scope of the immediately preceding sentence, the Employee portion of any employment taxes due on deferrals hereunder shall be withheld from the Participant’s Compensation amounts payable under the Plan, or under such other arrangement as may be acceptable to the Administrator.

ARTICLE VII.
RIGHTS OF PARTICIPANTS

            7.1.      Annual Statement to Participants.  As soon as practicable after the  end of each Plan Year, or at such other time as the Administrator determines to be appropriate, the Administrator shall cause to be prepared and delivered to each Participant a written statement showing such information as the Administrator decides is appropriate.

            7.2.      Limitation of Rights.  Nothing in the Plan shall be construed to:

                        (i)         Give any individual who is employed by Holdings or any Subsidiary or Affiliate any right to be a Participant in the Plan unless and until such person meets applicable eligibility requirements;

                        (ii)        Give a Participant or any other person any interests or rights, other than as an unsecured general creditor of the Employer, with respect to the amounts credited to the Participant’s Account under the Retirement Compensation Ledger until such amounts are actually distributed to him;

                        (iii)       Limit in any way the right of the Employer to terminate a Participant’s Employment;

                        (iv)       Give a Participant or any other person any interest in any fund or in any specific asset of Holdings or any Subsidiary;

                        (v)        Be evidence of any agreement or understanding, express or implied, that the Employer will employ a Participant in any particular position, at any particular rate of remuneration, or for any particular time period; or

                        (vi)       Create a fiduciary relationship between the Participant and Holdings, Subsidiary, Compensation Committee, Administrator, or any Affiliate.

            7.3.      Nonalienation of Benefits.  No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same will be void and without effect.  No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits.  If any Participant or Beneficiary hereunder shall become bankrupt or attempt to anticipate, alienate, assign, sell, pledge, encumber, or charge any right or benefit hereunder, or if any creditor shall attempt to subject the same to a writ of garnishment, attachment, execution, sequestration, or any other form of process or involuntary lien or seizure, then such right or benefit shall be held by the Employer for the sole benefit of the Participant or Beneficiary, his spouse, children, or other dependents, or any of them, in such manner as the Administrator shall deem proper, free and clear of the claims of any party.

            The first paragraph of this Section shall not preclude (i) the Participant from designating a Beneficiary to receive any benefit payable hereunder upon his death, (ii) the executors, administrators, or other legal representatives of the Participant or his estate from assigning any rights hereunder to the person or persons entitled thereto, or (iii) compliance on the part of the Administrator with an order issued by a court of competent jurisdiction.

            7.4.      Prerequisites to Benefits.  No Participant, nor any person claiming through a Participant, shall have any right or interest in the Plan, or any benefits hereunder, unless and until all the terms, conditions and provisions of the Plan which affect such Participant or such other person shall have been complied with as specified herein.

ARTICLE VIII.
MISCELLANEOUS

            8.1.      Amendment or Termination of Plan.  The Compensation Committee may amend or terminate the Plan at any time effective as of the date specified by the Compensation Committee, including amendments with a retroactive effective date.  In addition, unless the particular Participant (or his Beneficiary in the event of the Participant’s death) consents in writing, no such amendment or termination shall adversely affect any rights of such Participant or Beneficiary to any amounts which are required to be allocated and credited hereunder to his Account maintained under the Retirement Compensation Ledger.

            8.2.      Powers of the Employer.  The existence of outstanding and unpaid benefits under the Plan shall not affect in any way the right or power of the Employer to make or authorize any adjustments, recapitalization, reorganization or other changes in the Employer’s capital structure or in its business, or any merger or consolidation of the Employer, or any issue of bonds, debentures, common or preferred stock, or the dissolution or liquidation of the Employer, or any sale or transfer of all or any part of their assets or business, or any other act or corporate proceeding, whether of a similar character or otherwise.

            8.3.      Waiver.  No term or condition of the Plan shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of the Plan, except by written instrument of the Person charged with such waiver or estoppel.  No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

            8.4.      Separability.  In the event that any provision of the Plan is declared invalid and not binding on the Employers and Participants hereto in a final decree or order issued by a court of competent jurisdiction, such declaration shall not affect the validity of the other provisions of the Plan to which such declaration of invalidity does not relate and such other provisions shall remain in full force and effect.

            8.5.      Gender, Tense and Headings.  Whenever the context requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural.  The words “hereof”, “hereunder”, “herein,” and similar compounds of the word “here” shall refer to the entire Plan and not to any particular term or provision of the Plan.  Headings of Articles and Sections, as used herein, are inserted solely for convenience and reference and shall not affect the meaning, interpretation or scope of the Plan.

            8.6.      Governing Law.  The Plan shall be subject to and governed by the laws of the State of Texas (other than such laws relating to choice of laws), except to the extent preempted by other applicable federal law.

            8.7.      Notice.  Any notice required or permitted to be given under the Plan shall be sufficient if in writing and hand-delivered with appropriate proof of same, or sent by registered or certified mail, return receipt requested, to the Employer, Administrator, Compensation Committee, Participant, Beneficiary or other person or entity at the address last furnished by such person or entity.  Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

            IN WITNESS WHEREOF, this Plan document is executed this the ____ day of May, 2004 by a duly authorized officer of the Company, to be effective as of the Effective Date.

EXPRESSJET AIRLINES, INC.

By: /s/Karen P. Miles
Karen P. Miles
Vice President – Human Resources and Administration